AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES OF AMENDMENT

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has (i) merged the Capital Value Fund (issued under American Century Capital Portfolios, Inc.) into the Value Fund (issued under the Corporation) effective October 25, 2019 and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series and classes that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law (the “Reallocation”).

THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Fourteen Billion Five Hundred Million (14,500,000,000) shares of capital stock. Following the Reallocation, the Corporation has the authority to issue Fourteen Billion Five Hundred Million (14,500,000,000) shares of capital stock.

FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Forty-Five Million Dollars ($145,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is One Hundred Forty-Five Million Dollars ($145,000,000).

SIXTH: Immediately prior to the Reallocation, the number of shares allocated among the duly established classes of shares (each hereinafter referred to as a “Class”) of the twelve (12) series of stock and aggregate par value of each Class was as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value
Growth Fund	Investor	2,150,000,000	$21,500,000
	I	450,000,000	4,500,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	40,000,000	400,000
	R6	210,000,000	2,100,000
	R5	30,000,000	300,000
	Y	40,000,000	400,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Select Fund	Investor	490,000,000	4,900,000
	I	40,000,000	400,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Ultra Fund	Investor	3,120,000,000	31,200,000
	I	120,000,000	1,200,000
	A	60,000,000	600,000
	C	30,000,000	300,000
	G	100,000,000	1,000,000
	R	30,000,000	300,000
	R6	110,000,000	1,100,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Heritage Fund	Investor	2,200,000,000	22,000,000
	I	185,000,000	1,850,000
	A	180,000,000	1,800,000
	C	70,000,000	700,000
	R	40,000,000	400,000
	R6	75,000,000	750,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

All Cap Growth Fund	Investor	410,000,000	4,100,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000

Balanced Fund	Investor	530,000,000	5,300,000
	I	50,000,000	500,000
	R5	30,000,000	300,000

Capital Value Fund	Investor	190,000,000	1,900,000
	I	30,000,000	300,000
	A	30,000,000	300,000

Adaptive Equity Fund (f/k/a Veedot	Investor	130,000,000	1,300,000
Fund)	I	50,000,000	500,000
	A	30,000,000	300,000
	R	30,000,000	300,000
	R6	30,000,000	300,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Small Cap Growth Fund	Investor	285,000,000	2,850,000
	I	240,000,000	2,400,000
	A	70,000,000	700,000
	C	30,000,000	300,000
	G	60,000,000	600,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Sustainable Equity Fund (f/k/a	Investor	100,000,000	1,000,000
Fundamental Equity Fund)	I	40,000,000	400,000
	A	50,000,000	500,000
	C	30,000,000	300,000
	G	60,000,000	600,000
	R	30,000,000	300,000
	R5	30,000,000	300,000
	R6	60,000,000	600,000
	Y	30,000,000	300,000

NT Growth Fund	G	795,000,000	7,950,000

NT Heritage Fund	G	620,000,000	6,200,000

SEVENTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of Directors of the Corporation has (a) approved the amendments stated in Article SECOND above and (b) has allocated Fourteen Billion Five Hundred Million (14,500,000,000) shares of the Fourteen Billion Five Hundred Million (14,500,000,000) shares of authorized capital stock of the Corporation among the eleven (11) series of stock of the Corporation and the various Classes as follows:

Series Name	Class Name	No. of Shares	Aggregate Par Value
Growth Fund	Investor	2,100,000,000	$21,000,000
	I	460,000,000	4,600,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	40,000,000	400,000
	R6	200,000,000	2,000,000
	R5	30,000,000	300,000
	Y	40,000,000	400,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Select Fund	Investor	475,000,000	4,750,000
	I	40,000,000	400,000
	A	40,000,000	400,000
	C	30,000,000	300,000
	R	30,000,000	300,000
	R6	40,000,000	400,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Ultra Fund	Investor	3,000,000,000	30,000,000
	I	120,000,000	1,200,000
	A	60,000,000	600,000
	C	30,000,000	300,000
	G	80,000,000	800,000
	R	30,000,000	300,000
	R6	110,000,000	1,100,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Heritage Fund	Investor	2,100,000,000	21,000,000
	I	175,000,000	1,750,000
	A	170,000,000	1,700,000
	C	70,000,000	700,000
	R	40,000,000	400,000
	R6	70,000,000	700,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

All Cap Growth Fund	Investor	400,000,000	4,000,000
	I	40,000,000	400,000
	A	30,000,000	300,000
	C	30,000,000	300,000
	R	30,000,000	300,000

Balanced Fund	Investor	530,000,000	5,300,000
	I	50,000,000	500,000
	R5	30,000,000	300,000

Adaptive Equity Fund (f/k/a Veedot	Investor	100,000,000	1,000,000
Fund)	I	40,000,000	400,000
	A	20,000,000	200,000
	R	20,000,000	200,000
	R6	20,000,000	200,000

Series Name	Class Name	No. of Shares	Aggregate Par Value
Small Cap Growth Fund	Investor	335,000,000	3,350,000
	I	210,000,000	2,100,000
	A	70,000,000	700,000
	C	30,000,000	300,000
	G	140,000,000	1,400,000
	R	30,000,000	300,000
	R6	50,000,000	500,000
	R5	30,000,000	300,000
	Y	30,000,000	300,000

Sustainable Equity Fund (f/k/a	Investor	230,000,000	2,300,000
Fundamental Equity Fund)	I	50,000,000	500,000
	A	50,000,000	500,000
	C	30,000,000	300,000
	G	525,000,000	5,250,000
	R	30,000,000	300,000
	R5	30,000,000	300,000
	R6	50,000,000	500,000
	Y	30,000,000	300,000

NT Growth Fund	G	780,000,000	7,800,000

NT Heritage Fund	G	600,000,000	6,000,000

EIGHTH: Except as otherwise provided by the express provisions of these Articles of Amendment, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any series or class or any unissued shares that have not been allocated to a series or class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation.

NINTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation and is not changed by these Articles of Amendment, except with respect to the creation and/or designation of the various series.

TENTH: The Board of Directors of the Corporation duly adopted resolutions dividing into series and classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles of Amendment.

ELEVENTH:     The amendments to the Articles of Incorporation as set forth above was approved by at least a majority of the entire Board of Directors of the Corporation and were limited to changes expressly authorized by Section 2-105(c)(12) or Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

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IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 28th day of October, 2019.

ATTEST:		AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY MUTUAL FUNDS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: October 28, 2019	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President